Exhibit 99.1

Bazaarvoice, Inc. Announces its Financial Results for the Second Fiscal Quarter of 2015

Second fiscal quarter of 2015 highlights include:

•	Achieved revenue of $47.3 million, an increase of 15% year over year from $41.1 million in the second fiscal quarter of 2014

•	Improved GAAP net loss to $9.9 million from a loss of $14.6 million in the same period a year ago

•	Delivered Adjusted EBITDA loss of $1.8 million, an improvement from a loss of $5.5 million in the same period a year ago

•	Increased total active clients to 1,258, up 28% year over year

•	Strong client launches and new customer acquisition

•	Resolved previously announced Department of Justice investigation of post-divestiture conduct, with no material impact to the Company

AUSTIN, Texas, December 2, 2014 (GLOBE NEWSWIRE) -- Bazaarvoice, Inc. (Nasdaq:BV), the network connecting brands and retailers to the authentic voices of consumers wherever they shop, reported its financial results for the second fiscal quarter of 2015 ended October 31, 2014.

“Our second quarter results reflect continued progress on many fronts for Bazaarvoice. We delivered accelerated revenue growth of 15% year-over-year, significantly improved our EBITDA and resolved the DOJ investigation of post-divestiture conduct,” said Gene Austin, chief executive officer and president. “I am pleased with the progress we have made in rebuilding the business to date, especially in the areas of client retention and new product innovation.”

Second Fiscal Quarter of 2015 Financial Details

The divestiture of PowerReviews was completed on July 2, 2014. The terms of the transaction were approved by the Department of Justice (“DOJ”) on June 26, 2014. As a result of this, PowerReviews revenues, related expenses and loss on disposal, net of tax, are components of “loss from discontinued operations” in the Condensed Consolidated Statements of Operations since our fourth fiscal quarter of 2014 and all comparative fiscal quarters presented. The statement of cash flows is reported on a combined basis without separately presenting cash flows from discontinued operations for all periods presented.

Summary data below describes results from continuing operations and excludes results from discontinued operations.

Revenue from continuing operations: Bazaarvoice reported revenue of $47.3 million for the second fiscal quarter of 2015, up 15% from the second fiscal quarter of 2014, and consisted of SaaS revenue of $45.2 million and net media revenue of $2.1 million.

Adjusted EBITDA from continuing operations: Adjusted EBITDA for the second fiscal quarter of 2015 was a loss of $1.8 million, a significant improvement compared with a loss of $5.5 million for the second fiscal quarter of 2014.

GAAP net loss and net loss per share from continuing operations: GAAP net loss was $9.9 million, compared to a GAAP net loss of $14.6 million for the second fiscal quarter of 2014. GAAP net loss per share was $0.13 based upon weighted average shares outstanding of 78.3 million, compared to $0.20 for the second fiscal quarter of 2014 based upon weighted average shares outstanding of 75.1 million.

Non-GAAP net loss and net loss per share from continuing operations: Non-GAAP net loss was $3.8 million, compared to a non-GAAP net loss of $6.8 million for the second fiscal quarter of 2014. Non-GAAP net loss per share was $0.05 based upon weighted average shares outstanding of 78.3 million, compared to $0.09 for the second fiscal quarter of 2014 based upon weighted average shares outstanding of 75.1 million.

Clients: The number of active clients at the end of the second fiscal quarter of 2015 was 1,258 and the number of network clients at the end of the second fiscal quarter of 2015 was over 2,300. Annualized SaaS revenue per average active client for the second fiscal quarter of 2015 was approximately $147,000.

Number of Active Clients: Beginning as of our fourth fiscal quarter of 2014, we define an active client as an organization from which we are currently recognizing recurring revenue, and we count organizations that are closely related as one client, even if they have signed separate contractual agreements. We believe that our ability to increase our active client base is a leading indicator of our ability to grow revenue.

Further, due to the presentation of the PowerReviews business as discontinued operations since our fourth fiscal quarter of 2014 and subsequent divestiture in the first fiscal quarter of 2015, we have separated our active clients into two categories: 1) active clients from continuing operations and 2) active clients from discontinued operations. As a result of this analysis, each category could include a common client who may have organizations for which we recognized recurring revenue that have separate signed contractual agreements.

All periods prior to the fourth fiscal quarter of 2014 discussed in this press release or presented in the accompanying financial tables have been revised to conform to this definition of an active client.

Number of Network Clients

We define a network client as an organization that does not have recurring revenue. We count organizations that are closely related as one client, even if they have signed separate contractual agreements. We believe that our network client base in combination with our active client base is an indicator of the reach of our network.

Quarterly Conference Call

Bazaarvoice will host a conference call today at 4:30 p.m. Eastern Time to review the Company’s financial results for the second fiscal quarter of 2015. To access this call, dial (877) 407-3982 from the United States or (201) 493-6780 internationally with conference ID 13593685. A live webcast of the conference call can be accessed from the investor relations page of Bazaarvoice’s company website at investors.bazaarvoice.com. Following the completion of the call, a recorded replay will be available on the Company’s website, and a telephone replay will be available through December 16, 2014 by dialing (877) 870-5176 from the United States or (858) 384-5517 internationally with recording access code 13593685.

About Bazaarvoice

Bazaarvoice is a network that connects brands and retailers to the authentic voices of people where they shop. Each month, more than 500 million people view and share authentic opinions, questions, and experiences about tens of millions of products in the Bazaarvoice network. The Company’s technology platform amplifies these voices into the places that influence purchase decisions. Network analytics help marketers and advertisers provide more engaging experiences that drive brand awareness, consideration, sales, and loyalty. Headquartered in Austin, Texas, Bazaarvoice has offices across North America, Europe, and Asia-Pacific. For more information, visit www.bazaarvoice.com, read the blog at www.bazaarvoice.com/blog, and follow on Twitter at www.twitter.com/bazaarvoice.

Non-GAAP Financial Measures

Adjusted EBITDA for continuing operations discussed in this press release is defined as our GAAP net loss from continuing operations adjusted for stock-based expense, contingent consideration related to acquisition, adjusted depreciation and amortization (which excludes amortization of capitalized internal-use software development costs), integration and other costs related to acquisitions, other non-business costs and benefits, income tax expense and other (income) expense, net.

Adjusted EBITDA for discontinuing operations presented in the accompanying financial tables is defined as our GAAP net loss from discontinued operations adjusted for stock-based expense, adjusted depreciation and amortization (which excludes amortization of capitalized internal-use software development costs), impairment of acquired intangibles, integration and other costs related to the acquisition and the divestiture of PowerReviews, estimated loss on disposal of discontinued operations, other non-business costs and benefits, income tax expense and other (income) expense, net.

Non-GAAP net loss for continuing operations, which is used to calculate non-GAAP net loss per share for continuing operations, is defined as our GAAP net loss from continuing operations, adjusted to exclude stock-based expense, contingent consideration related to acquisition, amortization of acquired intangible assets, integration and other costs related to acquisitions, and other non-business costs and benefits along with the associated income tax effect of these adjustments.

Non-GAAP net loss for discontinued operations, which is used to calculate non-GAAP net loss per share for discontinued operations, is defined as our GAAP net loss from discontinued operations adjusted to exclude stock-based expense, amortization of acquired intangible assets, impairment of acquired intangibles, integration and other costs related to the acquisition and divestiture of PowerReviews, estimated loss on disposal of discontinued operations and other non-business costs and benefits along with the associated income tax effect of these adjustments.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of core operating performance. Further, management has presented these non-GAAP financial measures separately for discontinued operations as it may prove useful to securities analysts and investors in evaluating the impact of the divestiture of PowerReviews on the Company’s continuing operating performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s operating performance against prior periods and the effectiveness of our business strategies, the preparation of operating budgets and to determine appropriate levels of operating and capital investments, as well as in communications with our board of directors concerning our financial performance. Management also believes that the non-GAAP financial measures provide additional insight for securities analysts and investors in evaluating the Company’s financial and operational performance without regard to items that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired. However, these non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Furthermore, these non-GAAP financial measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate these non-GAAP financial measures in the same manner. We intend to provide these non-GAAP financial measures as part of our future financial results discussions; therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward-looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s belief that we are well positioned to return to higher revenue growth rates over the long-term, management’s estimates regarding future revenue and financial performance, the ability to continue developing network solutions to leverage our consumer audience reach, content and data to create incremental value for clients, and other statements about management’s beliefs, intentions or goals. We may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, our expectations regarding our revenue, expenses, sales and operations; our limited operating history; our ability to operate in a new and unproven market; our ability to effectively manage growth, our ability to manage expansion into international markets and new vertical industries; our ability to successfully identify, manage and integrate potential acquisitions; and other risks and potential factors that could affect Bazaarvoice’s business and financial results identified in our Form 10-K for the fiscal year ended April 30, 2014 as filed with the Securities and Exchange Commission on June 26, 2014 and our Form 10-Q for the fiscal quarter ended July 31, 2014 as filed with the Securities and Exchange Commission on September 4, 2014. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Relations Contact:

Linda Wells

Bazaarvoice, Inc.

415-489-6045

linda.wells@bazaarvoice.com

Media Contact:

Matt Krebsbach

Bazaarvoice, Inc.

512-551-6612

matt.krebsbach@bazaarvoice.com

Bazaarvoice, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	October 31,	April 30,
	2014	2014
Assets
Current assets:
Cash and cash equivalents	$32,855	$31,934
Restricted cash	1,000	604
Short-term investments	48,639	40,700
Accounts receivable, net	40,032	39,099
Prepaid expenses and other current assets	13,191	8,212
Assets held for sale	—	33,745

Total current assets	135,717	154,294
Property, equipment and capitalized internal-use software development costs, net	17,949	17,005
Goodwill	139,155	139,155
Acquired intangible assets, net	12,443	13,388
Other non-current assets	3,577	3,428

Total assets	$308,841	$327,270

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,013	$3,346
Accrued expenses and other current liabilities	26,739	27,071
Revolving line of credit	27,000	27,000
Deferred revenue	52,180	54,951
Liabilities held for sale	—	3,621

Total current liabilities	109,932	115,989
Deferred revenue less current portion	2,698	1,722
Deferred tax liability, long-term	1,666	1,730
Other liabilities, long-term	607	1,367

Total liabilities	114,903	120,808
Stockholders’ equity:
Common stock	8	8
Additional paid-in capital	407,590	398,201
Accumulated other comprehensive income (loss)	(112)	328
Accumulated deficit	(213,548)	(192,075)

Total stockholders’ equity	193,938	206,462

Total liabilities and stockholders’ equity	$308,841	$327,270

Bazaarvoice, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except net loss per share data)

(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2014	2013	2014	2013
Revenue	$47,325	$41,148	$93,302	$81,467
Cost of revenue	17,414	12,508	33,770	24,625

Gross profit	29,911	28,640	59,532	56,842

Operating expenses:
Sales and marketing	18,931	20,837	39,926	41,833
Research and development	9,306	9,793	19,036	18,717
General and administrative	8,100	3,639	15,993	12,175
Acquisition-related and other expense	2,326	8,283	2,818	15,787
Amortization of acquired intangible assets	310	283	619	565

Total operating expenses	38,973	42,835	78,392	89,077

Operating loss	(9,062)	(14,195)	(18,860)	(32,235)

Other income (expense), net:
Interest income	10	46	16	112
Interest expense	(250)	(32)	(482)	(32)
Other expense	(348)	(263)	(620)	(326)

Total other expense net	(588)	(249)	(1,086)	(246)

Loss from continuing operations before income taxes	(9,650)	(14,444)	(19,946)	(32,481)
Income tax expense (benefit)	258	130	270	(261)

Net loss from continuing operations attributable to common stockholders	(9,908)	(14,574)	(20,216)	(32,220)
Income (loss) from discontinued operations, net of tax	—	420	(1,257)	698

Net loss applicable to common stockholders	$(9,908)	$(14,154)	$(21,473)	$(31,522)

Basic and diluted loss per share:
Continuing operations	$(0.13)	$(0.20)	$(0.26)	$(0.43)
Discontinued operations	—	0.01	$(0.02)	0.01

Basic and diluted loss per share:	$(0.13)	$(0.19)	$(0.28)	$(0.42)

Basic and diluted weighted average number of shares outstanding	78,280	75,088	78,023	74,535

Bazaarvoice, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2014	2013	2014	2013
Operating activities:
Net loss	$(9,908)	$(14,154)	$(21,473)	$(31,522)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	3,240	3,843	6,050	7,319
Loss on disposal of discontinued operations, net of tax	—	—	1,537	—
Stock-based expense	3,343	3,648	6,589	7,656
Revaluation of contingent consideration	—	(3,270)	—	(3,270)
Bad debt expense	622	65	1,223	631
Excess tax benefit related to stock-based expense	—	(3)	(1)	(93)
Other non-cash expense (1)	60	97	229	179
Changes in operating assets and liabilities:
Accounts receivable	(2,591)	(4,296)	(2,156)	(1,789)
Prepaid expenses and other current assets	(363)	384	(508)	28
Other non-current assets	114	(290)	(205)	(813)
Accounts payable	247	460	455	(14)
Accrued expenses and other current liabilities	1,033	2,832	(1,355)	4,561
Deferred revenue	(4,143)	(1,493)	(1,794)	(3,925)
Other liabilities, long-term	(387)	(298)	(736)	(537)

Net cash used in operating activities	(8,733)	(12,475)	(12,145)	(21,589)
Investing activities:
Acquisitions, net of cash acquired, and purchase of intangible asset	—	—	—	(205)
Proceeds from sale of discontinued operations	—	—	25,500	—
Purchases of property, equipment and capitalized internal-use software development costs	(2,958)	(2,288)	(6,238)	(6,251)
Increase in restricted cash	(500)	—	(500)	—
Purchases of short-term investments	(2,189)	(8,956)	(41,047)	(34,117)
Proceeds from maturities of short-term investments	16,360	18,649	28,015	39,899
Proceeds from sales of short-term investments (1)	5,012	1,053	5,012	17,071

Net cash provided by investing activities	15,725	8,458	10,742	16,397
Financing activities:
Proceeds from employee stock compensation plans	1,643	4,553	2,799	7,390
Excess tax benefit related to stock-based expense	—	3	1	93

Net cash provided by financing activities	1,643	4,556	2,800	7,483
Effect of exchange rate fluctuations on cash and cash equivalents	(484)	198	(476)	141

Net change in cash and cash equivalents	8,151	737	921	2,432
Cash and cash equivalents at beginning of period	24,704	26,740	31,934	25,045

Cash and cash equivalents at end of period	$32,855	$27,477	$32,855	$27,477

Supplemental disclosure of other cash flow information:
Cash paid for income taxes, net of refunds	$256	$(57)	$717	$300
Cash paid for interest	229	—	451	—

(1)	Prior period has been reclassified to conform with basis of presentation adopted in current period.

These Condensed Consolidated Statements of Cash Flows include combined cash flows from continuing operations along with discontinued operations.

Bazaarvoice, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures for Continuing Operations

(in thousands, except net loss per share data)

(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2014	2013	2014	2013
Non-GAAP net loss and net loss per share from continuing operations:
GAAP net loss from continuing operations	$(9,908)	$(14,574)	$(20,216)	$(32,220)
Stock-based expense (1)	3,343	3,467	6,465	7,274
Contingent consideration related to acquisition (2)	—	(4,230)	—	(3,860)
Amortization of acquired intangible assets	472	283	945	565
Acquisition-related and other expense	2,326	8,283	2,818	15,787
Other stock-related expense (4)	—	—	(430)	—
Income tax adjustment for non-GAAP items	1	(53)	1	(47)

Non-GAAP net loss from continuing operations	$(3,766)	$(6,824)	$(10,417)	$(12,501)

GAAP basic and diluted shares	78,280	75,088	78,023	74,535

Non-GAAP basic and diluted net loss per share from continuing operations	$(0.05)	$(0.09)	$(0.13)	$(0.17)

Adjusted EBITDA from continuing operations:
GAAP net loss from continuing operations	$(9,908)	$(14,574)	$(20,216)	$(32,220)
Stock-based expense (1)	3,343	3,467	6,465	7,274
Contingent consideration related to acquisition (2)	—	(4,230)	—	(3,860)
Adjusted depreciation and amortization (3)	1,598	1,202	2,932	2,255
Acquisition-related and other expense	2,326	8,283	2,818	15,787
Other stock-related expense (4)	—	—	(430)	—
Income tax expense (benefit)	258	130	270	(261)
Total other (income) expense, net	588	249	1,086	246

Adjusted EBITDA from continuing operations:	$(1,795)	$(5,473)	$(7,075)	$(10,779)

(1) Stock-based expense includes the following:
Cost of revenue	$458	$236	$772	$554
Sales and marketing	1,162	1,324	2,106	2,551
Research and development	522	662	1,169	1,467
General and administrative	1,201	1,245	2,418	2,702

Stock-based expense	$3,343	$3,467	$6,465	$7,274

(2) Contingent consideration related to acquisition includes the following:
(a) Revaluation of contingent consideration
General and administrative	$—	$(3,270)	$—	$(3,270)
(b) Contingent consideration included in compensation expense
General and administrative	—	(480)	—	(295)
Sales and marketing	—	(480)	—	(295)

Contingent consideration related to acquisition	$—	$(4,230)	$—	$(3,860)

Revaluation of contingent consideration is the decrease in fair value of the liability-classified contingent consideration related to the acquisition of Longboard Media, Inc. Contingent consideration included in compensation expense relates to certain Longboard Media, Inc. employees whose right to receive such compensation is forfeited if they terminate their employment. The contingent consideration was payable on Longboard Media’s achievement of certain performance goals for the period from January 1, 2013 to December 31, 2013. On October 31, 2013, the Company determined that the probability of the attainment of the underlying performance goals was remote and the resultant payout was estimated to be zero. As a result, the fair value of the liability-classified contingent consideration and the liability accrued for contingent consideration included in compensation expense were reduced to zero. On January 31, 2014, the Company concluded that the underlying performance goals were not met and the payout was zero. We exclude these items from our non-GAAP financial measures in order to facilitate the comparison of post-acquisition operating results.

Bazaarvoice, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures for Continuing Operations (continued)

(in thousands, except net loss per share data)

(unaudited)

(3) Adjusted depreciation and amortization includes the following:
	Three Months Ended October 31,		Six Months Ended October 31,
	2014	2013	2014	2013
Cost of revenue	$481	$238	$908	$464
Sales and marketing	303	318	561	539
Research and development	242	226	441	415
General and administrative	262	137	403	272
Amortization of acquired intangible assets	310	283	619	565

Adjusted depreciation and amortization	$1,598	$1,202	$2,932	$2,255

(4) Other stock-related expense includes the following:
General and administrative	$—	$—	$(430)	$—

Other stock-related expense	$—	$—	$(430)	$—

Other stock-related expense represents an estimated liability for taxes and related items in connection with our treatment of certain stock option grants. Since the estimated liability directly relates to stock option grants and as stock-based expenses are consistently excluded from our non-GAAP financial measures, we have excluded this estimated liability. During the six months ended October 31, 2014, the Company recorded a benefit of $0.4 million due to a reduction of this estimated liability.

Bazaarvoice, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures for Discontinued Operations

(in thousands, except net loss per share data)

(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2014	2013	2014	2013
Non-GAAP net income (loss) and net earnings per share from discontinued operations:
GAAP net income (loss) from discontinued operations	$—	$420	$(1,257)	$698
Stock-based expense (1)	—	181	124	382
Amortization of acquired intangible assets	—	1,471	—	2,943
Acquisition-related, divestiture-related and other expenses	—	—	682	—
Loss on disposal of discontinued operations, net of tax (3)	—	—	1,537	—

Non-GAAP net income from discontinued operations	$—	$2,072	$1,086	$4,023

GAAP basic weighted average shares outstanding:	78,280	75,088	78,023	74,535
GAAP diluted weighted average shares outstanding;	79,394	78,196	79,130	77,738

Non-GAAP basic earnings per share from discontinued operations	$—	$0.03	$0.01	$0.06

Non-GAAP diluted earnings per share from discontinued operations	$—	$0.03	$0.01	$0.06

Adjusted EBITDA from discontinued operations:
GAAP net loss from discontinued operations	$—	$420	$(1,257)	$698
Stock-based expense (1)	—	181	124	382
Adjusted depreciation and amortization (2)	—	1,503	—	3,009
Acquisition-related, divestiture-related and other expenses	—	—	682	—
Income tax expense (benefit)	—	253	23	421
Total other income	—	—	—	(4)
Estimated loss on disposal of discontinued operations, net of tax (3)	—	—	1,537	—

Adjusted EBITDA from discontinued operations:	$—	$2,357	$1,109	$4,506

(1) Stock-based expense includes the following:
Cost of revenue	$—	$160	$115	$334
Sales and marketing	—	2	—	6
Research and development	—	17	4	36
General and administrative	—	2	5	6

Stock-based expense	$—	$181	$124	$382

(2) Adjusted depreciation and amortization includes the following:
Cost of revenue	$—	$450	$—	$900
General and administrative	—	31	—	65
Amortization of acquired intangible assets	—	1,022	—	2,044

Adjusted depreciation and amortization	$—	$1,503	$—	$3,009

(3)	On July 2, 2014, the Company completed the sale of PowerReviews for a total cash consideration of $30.0 million. Of the $30.0 million sales price, $4.5 million has been placed into escrow as partial security for the Company’s indemnification obligations. The Company incurred a total loss of $10.7 million on the sale of PowerReviews. The loss on disposal of discontinued operations was determined by offsetting the total consideration from selling the PowerReviews business by any associated transaction costs and the net carrying value of the assets and liabilities held for sale as of July 2, 2014. Of the $10.7 million loss on disposal of discontinued operations, $9.2 million was recognized as an estimated loss on disposal of discontinued operations during the three months ended April 30, 2014; resulting in the incremental loss of $1.5 million loss being recognized in the six months ended October 31, 2014.

Bazaarvoice, Inc.

Selected Quarterly Financial and Operational Metrics for Continuing and Discontinued Operations

(in thousands, except active enterprise clients and full-time employees data)

(unaudited)

	Three Months Ended
	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,
	2013	2013	2013	2013	2014	2014	2014	2014
Continuing Operations:
Revenue (1)	$38,920	$38,924	$40,319	$41,148	$43,600	$43,078	$45,977	$47,325
Cost of revenue	12,130	12,319	12,117	12,508	13,758	14,522	16,356	17,414

Gross profit	26,790	26,605	28,202	28,640	29,842	28,556	29,621	29,911
Operating expenses:
Sales and marketing (3)	20,103	22,095	20,996	20,837	20,765	23,884	20,995	18,931
Research and development	8,822	8,691	8,924	9,793	9,036	9,832	9,730	9,306
General and administrative (3)	8,125	9,672	8,536	3,639	7,674	6,521	7,893	8,100
Acquisition-related and other expense	1,583	7,819	7,504	8,283	31	366	492	2,326
Amortization of acquired intangible assets	267	282	282	283	282	288	309	310

Total operating expenses	38,900	48,559	46,242	42,835	37,788	40,891	39,419	38,973

Operating loss	(12,110)	(21,954)	(18,040)	(14,195)	(7,946)	(12,335)	(9,798)	(9,062)
Total other income (expense), net	8	(483)	3	(249)	(268)	(316)	(498)	(588)

Loss before income taxes	(12,102)	(22,437)	(18,037)	(14,444)	(8,214)	(12,651)	(10,296)	(9,650)
Income tax expense (benefit)	(2,295)	583	(391)	130	179	(418)	12	258

Net loss from continuing operations	(9,807)	(23,020)	(17,646)	(14,574)	(8,393)	(12,233)	(10,308)	(9,908)

Stock-based expense (2)	2,761	3,114	3,807	3,467	3,218	3,333	3,122	3,343
Contingent consideration related to acquisition (3)	—	(410)	370	(4,230)	—	—	—	—
Adjusted depreciation and amortization (4)	1,071	948	1,053	1,202	1,156	1,081	1,334	1,598
Acquisition-related and other expense	1,583	7,819	7,504	8,283	31	366	492	2,326
Other stock-related expense (5)	—	1,428	—	—	—	—	(430)	—
Income tax expense (benefit)	(2,295)	583	(391)	130	179	(418)	12	258
Total other (income) expense, net	(8)	483	(3)	249	268	316	498	588

Adjusted EBITDA from continuing operations	$(6,695)	$(9,055)	$(5,306)	$(5,473)	$(3,541)	$(7,555)	$(5,280)	$(1,795)

Income (loss) from discontinued operations	$(1,020)	$(124)	$278	$420	$430	$(11,448)	$(1,257)	$—
Stock-based expense (2)	378	267	201	181	122	139	124	—
Adjusted depreciation and amortization (4)	1,391	1,589	1,506	1,503	1,492	1,482	—	—
Impairment of acquired intangible assets (7)	—	—	—	—	—	2,500	—	—
Acquisition-related, divestiture-related and other expenses	438	(378)	—	—	—	819	682	—
Other stock-related expense (5)	—	772	—	—	—	—	—	—
Income tax expense (benefit)	2	1	168	253	261	(660)	23	—
Total other (income) expense, net	(4)	(10)	(4)	—	—	—	—	—
Estimated loss on disposal of discontinued operations, net of tax (8)	—	—	—	—	—	9,192	1,537	—

Adjusted EBITDA from discontinued operations	$1,185	$2,117	$2,149	$2,357	$2,305	$2,024	$1,109	$—

Number of active clients from continuing operations (at period end) (6)	943	885	922	980	1,011	1,133	1,197	1,258
Number of active clients from discontinued operations (at period end) (6)	413	404	398	389	368	341	—	—

Full-time employees including employees attributable to discontinued operations (at period end)	796	783	776	798	794	799	787	814
Full-time employees attributable to discontinued operations (at period end)	35	29	28	27	25	24	—	—

(1) Revenue from continuing operations includes the following:
SaaS	$37,071	$38,057	$38,863	$39,896	$40,645	$41,924	$44,324	$45,199
Media	1,849	867	1,456	1,252	2,955	1,154	1,653	2,126

Revenue	$38,920	$38,924	$40,319	$41,148	$43,600	$43,078	$45,977	$47,325

Revenue from discontinued operations includes the following:
SaaS	$3,639	$4,316	$4,179	$4,335	$4,338	$3,947	$2,517	$—
Media	119	90	73	55	59	25	18	—

Revenue	$3,758	$4,406	$4,252	$4,390	$4,397	$3,972	$2,535	$—

Total revenue:
SaaS	$40,710	$42,373	$43,042	$44,231	$44,983	$45,871	$46,841	$45,199
Media	1,968	957	1,529	1,307	3,014	1,179	1,671	2,126

Revenue	$42,678	$43,330	$44,571	$45,538	$47,997	$47,050	$48,512	$47,325

Bazaarvoice, Inc.

Selected Quarterly Financial and Operational Metrics for Continuing and Discontinued Operations (continued)

(in thousands, except active enterprise clients and full-time employees data)

(unaudited)

	Three Months Ended
	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,
	2013	2013	2013	2013	2014	2014	2014	2014

(2) Stock-based expense from continuing operations includes the following:
Cost of revenue	$167	$149	$318	$236	$285	$316	$314	$458
Sales and marketing	706	841	1,227	1,324	873	1,072	944	1,162
Research and development	628	733	805	662	603	747	647	522
General and administrative	1,260	1,391	1,457	1,245	1,457	1,198	1,217	1,201

Stock-based expense from continuing operations	$2,761	$3,114	$3,807	$3,467	$3,218	$3,333	$3,122	$3,343

Stock-based expense from discontinued operations includes the following:
Cost of revenue	$287	$236	$174	$160	$106	$127	$115	$—
Sales and marketing	12	5	4	2	1	—	—	—
Research and development	53	24	19	17	13	6	4	—
General and administrative	26	2	4	2	2	6	5	—

Stock-based expense from discontinued operations	$378	$267	$201	$181	$122	$139	$124	$—

(3) Contingent consideration related to acquisition includes the following:
(a) Revaluation of contingent consideration
General and administrative	$—	$(1,000)	$—	$(3,270)	$—	$—	$—	$—
(b) Contingent consideration included in compensation expense
General and administrative	—	295	185	(480)	—	—	—	—
Sales and marketing	—	295	185	(480)	—	—	—	—

Contingent consideration related to acquisition	$—	$(410)	$370	$(4,230)	$—	$—	$—	$—

Revaluation of contingent consideration is the decrease in fair value of the liability-classified contingent consideration related to the acquisition of Longboard Media, Inc. Contingent consideration included in compensation expense relates to certain Longboard Media, Inc. employees whose right to receive such compensation is forfeited if they terminate their employment. The contingent consideration was payable to Longboard Media’s achievement of certain performance goals for the period from January 1, 2013 to December 31, 2013. On October 31, 2013, the Company determined that the probability of the attainment of the underlying performance goals was remote and the resultant payout was estimated to be zero. As a result, the fair value of the liability-classified contingent consideration and the liability accrued for contingent consideration included in compensation expense were reduced to zero. On January 31, 2014, the Company concluded that the underlying performance goals were not met and the payout was zero. We exclude these items from our non-GAAP financial measures in order to facilitate the comparison of post-acquisition operating results.

	Three Months Ended
	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,
	2013	2013	2013	2013	2014	2014	2014	2014
(4) Adjusted depreciation and amortization from continuing operations includes the following:
Cost of revenue	$232	$231	$226	$238	$229	$244	$427	$481
Sales and marketing	173	120	221	318	298	275	258	303
Research and development	169	173	189	226	209	189	199	242
General and administrative	230	142	135	137	138	85	141	262
Amortization of acquired intangible assets	267	282	282	283	282	288	309	310

Adjusted depreciation and amortization from continuing operations	$1,071	$948	$1,053	$1,202	$1,156	$1,081	$1,334	$1,598

Adjusted depreciation and amortization from discontinued operations includes the following:
Cost of revenue	$450	$450	$450	$450	$450	$450	$—	$—
General and administrative	43	40	34	31	20	10	—	—
Amortization of acquired intangible assets	898	1,099	1,022	1,022	1,022	1,022	—	—

Adjusted depreciation and amortization from discontinued operations	$1,391	$1,589	$1,506	$1,503	$1,492	$1,482	$—	$—

(5) Other stock-related expense from continuing operations includes the following:
General and administrative	$—	$1,428	$—	$—	$—	$—	$(430)	$—

Other stock-related expense	$—	$1,428	$—	$—	$—	$—	$(430)	$—

Other stock-related expense from discontinued operations includes the following:
General and administrative	$—	$772	$—	$—	$—	$—	$—	$—

Other stock-related expense	$—	$772	$—	$—	$—	$—	$—	$—

Other stock-related expense represents an estimated liability for taxes and related items in connection with our treatment of certain stock option grants. Since the estimated liability directly relates to stock option grants and as stock-based expenses are consistently excluded from our non-GAAP financial measures, we have excluded this estimated liability. During the three months ended July 31, 2014, the Company recorded a benefit of $0.4 million due to a reduction of this estimated liability.

Bazaarvoice, Inc.

Selected Quarterly Financial and Operational Metrics for Continuing and Discontinued Operations (continued)

(in thousands, except active enterprise clients and full-time employees data)

(unaudited)

(6)	Beginning as of our fourth fiscal quarter of 2014, we define an active client as an organization from which we are currently recognizing recurring revenue, and we count organizations that are closely related as one client, even if they have signed separate contractual agreements. We believe that our ability to increase our active client base is a leading indicator of our ability to grow revenue.

Further, due to the presentation of the PowerReviews business as discontinued operations, we have separated our active clients into two categories: 1) active clients from continuing operations and 2) active clients from discontinued operations. As a result of this analysis, each category could include a common client who may have organizations for which we recognized recurring revenue that have separate signed contractual agreements.

All periods prior to the fourth fiscal quarter of 2014 discussed in this press release or presented in the accompanying financial tables have been revised to conform to this definition of an active client.

(7)	During the fourth fiscal quarter of 2014, the Company reported the results of operations and financial position of PowerReviews as “discontinued operations.” On the Condensed Consolidated Balance Sheet as of April 30, 2014, the assets and liabilities of PowerReviews were presented as “Assets held for sale” and “Liabilities held for sale.” The Company compared the carrying value of the asset group included in “assets held for sale” to the undiscounted cash flows to be generated by the asset group. The carrying value of the asset group exceeded the undiscounted cash flows and; as a result, the Company recorded an impairment change of $2.5 million for the three months ended April 30, 2014.

(8)	On July 2, 2014, the Company completed the sale of PowerReviews for a total cash consideration of $30.0 million. Of the $30.0 million sales price, $4.5 million has been placed into escrow as partial security for the Company’s indemnification obligations. The Company incurred a total loss of $10.7 million on the sale of PowerReviews. The loss on disposal of discontinued operations was determined by offsetting the total consideration from selling the PowerReviews business by any associated transaction costs and the net carrying value of the assets and liabilities held for sale as of July 2, 2014. Of the $10.7 million loss on disposal of discontinued operations, $9.2 million was recognized as an estimated loss on disposal of discontinued operations during the three months ended April 30, 2014; resulting in the incremental loss of $1.5 million loss being recognized in the three months ended July 31, 2014.